                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.__)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e) (2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               AIRGATE PCS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

Notes:

                                 [AIRGATE LOGO]

                           233 Peachtree Street, N.E.
                            Harris Tower, Suite 1700
                             Atlanta, Georgia 30303

                                December 16, 1999

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of the Stockholders of AirGate PCS, Inc. on Friday, January 21, 2000, at 1:00 pm, local time at the Marriott Marquis, 265 Peachtree Center Avenue, N.E., Atlanta, Georgia, 30303. We hope that many of our stockholders will be able to attend the meeting and we look forward to greeting those able to attend.

The notice of annual meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to indicate your vote, and sign, date, and promptly return the enclosed proxy card in the envelope provided.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in AirGate PCS. The Board of Directors and the management team look forward to seeing you at the meeting.

                                                    Sincerely,

                                                    /s/ Thomas M. Dougherty

                                                    Thomas M. Dougherty
                                                    President and
                                                    Chief Executive Officer

                                 [AIRGATE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                         DATE: Friday, January 21, 2000
                         TIME: 1:00 p.m.
                         PLACE: The Marriott Marquis
                                265 Peachtree Center Avenue, NE
                                Atlanta, Georgia 30303



         The purposes of the Annual Meeting are:

         1.    To elect Directors; and

         2. To transact any other business that may properly come before the meeting.


                                             By Order of the Board of Directors

                                             /s/ Shelley L. Spencer

                                             Shelley L. Spencer
                                             Vice President of Law and
                                             Corporate Secretary

December 16, 1999
Atlanta, Georgia

                                 PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are first being given or sent on or about December 16, 1999, to stockholders of AirGate PCS, Inc. in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Stockholders. This proxy procedure is necessary to permit all AirGate stockholders, many of whom live throughout the United States and are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

                                    CONTENTS


                                                                           PAGE


Voting Procedures..........................................................  1
Corporate Governance.......................................................  2
Election of Directors (Item 1 on Proxy Card)...............................  3
Executive Compensation.....................................................  6
Certain Related Transactions .............................................. 11
Security Ownership of Certain Beneficial Owners, Directors and Officers.... 12
Section 16(a) Beneficial Ownership Reporting Compliance.................... 13
Stockholder Proposals...................................................... 13
Other Business............................................................. 14


                                AIRGATE PCS, INC.
                           233 Peachtree Street, N.E.
                            Harris Tower, Suite 1700
                             Atlanta, Georgia 30303

                                VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT. The enclosed proxy is solicited by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Friday, January 21, 2000, at 1:00 p.m. local time, or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted, by written notice to the Corporate Secretary, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed proxies that are received by the Proxy Committee before the Annual Meeting's adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by the Proxy Committee as recommended by the Board of Directors. If you wish to give a proxy to someone other than the Proxy Committee named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than two, to whom you wish to give your proxy.

WHO CAN VOTE? Stockholders as of the close of business on December 7, 1999 are entitled to vote. On that day, 11,969,734 shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the principal executive offices of AirGate PCS, Inc, 233 Peachtree Street, N.E., Harris Tower, Suite 1700, Atlanta, Georgia 30303, beginning January 11, 2000. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

HOW DO I VOTE? Other than by attending the Annual Meeting and voting in person, there are two ways registered stockholders may vote their shares by proxy:

 .   By mail; or
 .   By facsimile or similar reliable transmission.

To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. You may vote by delivering your proxy card by facsimile or other reliable reproduction of the proxy card, provided that the facsimile or other reliable reproduction of the proxy card is a complete reproduction of the entire original writing or transmission. You may submit your proxy card by facsimile or other reliable reproduction 24 hours a day, 7 days a week at (404) 525-7922. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

WHAT SHARES ARE INCLUDED IN THE PROXY CARD? The proxy card represents all the shares registered to your account.

HOW ARE VOTES COUNTED? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. "Broker non-votes" occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by 10 days before the Annual Meeting. In this event, the nominees may vote those shares only on matters deemed routine, such as the election of Directors. On non-routine matters, nominees cannot vote and there is a so-called "broker non-vote" on that matter. Because Directors are elected by a plurality of the votes cast, votes withheld from some or all nominees for Director could have an effect on the outcome of the election.

WHO WILL COUNT THE VOTE? Our transfer agent, American Stock Transfer & Trust Company, will tally the vote, which will be certified by an independent Inspector of Election who shall be a representative of Corporate Communications, Inc.

IS MY VOTE CONFIDENTIAL? We have a policy of vote confidentiality. Proxies, ballots and voting tabulations are available for examination only by the Inspector of Election and tabulators. Your vote cannot be disclosed to our Board or management, except as may be required by law and in other limited circumstances.

WHO SHALL PAY FOR THE COSTS OF THE PROXY SOLICITATION? We will pay the costs, if any, of soliciting proxies for the upcoming Annual Meeting. We will ask banks, brokerage houses, fiduciaries and custodians holding stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such stock, and we will reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, our directors, officers and employees may also solicit proxies personally, by telephone or by other appropriate means.

                              CORPORATE GOVERNANCE

         In accordance with Delaware General Corporation Law and our Certificate of Incorporation and Bylaws, the business, property and affairs of AirGate PCS, Inc. are managed under the direction of the Board of Directors. Although Directors who are not executive officers are not involved in the day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chief Executive Officer and other officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board

         During the fiscal year from January 1, 1999 to September 30, 1999, the Board of Directors acted primarily through written consents and held one in-person Board of Directors meeting. Our Board of Directors conducts its business through Board of Directors meetings and the activities of its committees. The Board typically meets bi-monthly and may have additional meetings as needed. Each of the Directors attended at least 75% of the total number of Board meetings held and committee meetings on which such Directors served during the fiscal year ended September 30, 1999.

Committees of the Board

         Audit Committee. Our Audit Committee consists of Mr. Cogan, Mr. Schiffman and Mr. Ferchat. The Audit Committee is responsible for:

         . recommending to the Board of Directors the engagement of our independent auditors;

         . reporting to the Board of Directors on our general financial condition and the results of the annual audit;

         .  internal accounting controls;

         .  our audit practice; and

         .  professional services furnished by the independent auditors.

Our Audit Committee did not meet during the fiscal year ended September 30, 1999, however the committee has met subsequent to September 30, 1999 regarding the audit of our financial statements for the fiscal year ended September 30, 1999. We completed our public offering at the end of September 1999.

         Nominating Committee. Our Nominating Committee for this Annual Meeting consisted of Mr. Dougherty, Mr. Cogan and Mr. Ferchat. The Nominating Committee is responsible for considering and recommending the nominees for Directors to stand for election at our annual meetings of stockholders. Our Certificate of Incorporation and Bylaws provide for stockholder nominations of Directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Corporate Secretary. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by our Bylaws and by the Securities Exchange Act of 1934. The Nominating Committee did not meet during the fiscal year ended September 30, 1999.

         Compensation Committee. Our Compensation Committee for the fiscal year ended September 30, 1999 consisted of the entire Board of Directors. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for our officers. The Compensation Committee did not meet during the fiscal year ended September 30, 1999.

Directors' Compensation

         Directors' Fees. Currently, we do not compensate our Directors with directors' fees or retainers, however, on October 21, 1999, we granted Mr. Ferchat an option to purchase 10,000 shares of our common stock at a per share exercise price of $2.00. In addition, the Company does not pay any meeting fees to the members of the Board's standing committees. We do reimburse Directors for expenses incurred to attend meetings of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee during the year ended September 30, 1999, consisted of the entire Board of Directors. None of the executive officers served as a Director or member of the compensation committee or other board committee performing equivalent functions of another corporation.

                             ELECTION OF DIRECTORS
                             ITEM 1 ON PROXY CARD
                             --------------------

         Our Board of Directors consists of six members. Pursuant to our Bylaws, our Board of Directors is currently evaluating candidates to fill one vacancy on the Board. The Board will appoint an individual to serve as a Director until the Annual Meeting in 2001. The Board of Directors is divided into three classes of directors, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two Directors will be elected for a term expiring at the Annual Meeting in 2003 or until their successors are elected and qualified. The Nominating Committee has nominated Gill Cogan and Barry Schiffman for re-election as Directors for a three-year period. Neither person nominated as a Director has been proposed for election pursuant to any agreement or understanding between us and any such nominee.

         If either nominee is unable or declines to serve at the time of the Annual Meeting, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may decide to reduce the size of the Board of Directors to eliminate this vacancy. At this time, we know of no reason why either nominee might be unavailable to serve.

         Under Delaware law and our Bylaws, Directors are elected by a plurality of the votes present in person or by proxy at a stockholder meeting at which a quorum is present.

         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES.

         Information with Respect to the Nominees, Continuing Directors and Named Executive Officers

         The following table sets forth, as of December 2, 1999, the names of the nominees, continuing Directors and Named Executive Officers (as defined herein), their respective positions with us, their ages, the year in which each Director became a Director and the year in which their terms (or in the case of the nominees, their proposed terms) as Director expire.



                                                                   Expiration of
                                                       Director       Term as
             Name and Position                 Age      Since         Director
             -----------------                 ---      -----         --------


NOMINEES

Gill Cogan...............................       46       1998           2003
Director

Barry Schiffman..........................       53       1998           2003
Chairman of the Board of Directors

CONTINUING DIRECTORS

Thomas M. Dougherty......................       55       1999           2002
Director, President and Chief Executive
    Officer

W. Chris Blane...........................       46       1998           2002
Director and Vice President of New Business

Thomas D. Body III.......................       61       1998           2002
Director and Vice President of Strategic
    Planning

Robert A. Ferchat........................       65        1999          2001
Director


             Name and Position                 Age
             -----------------                 ---



NAMED EXECUTIVE OFFICERS

Robert E. Gourlay........................       45
Vice President of Marketing

Alan B. Catherall........................       46
Chief Financial Officer

David C. Roberts.........................       37
Vice President of Engineering and Network
Operations

Shelley L. Spencer.......................       36
Vice President of Law and Secretary


    Director Biographies. The following biographies provide a brief description of each nominated Director and the continuing Directors' principal occupation, business experience and directorships with other public corporations.

         Gill Cogan has been a director of AirGate since 1998. He is co-managing partner of Weiss, Peck & Greer Venture Partners, a venture capital firm, and has served in such capacity since 1992. He is a director of Electronics for Imaging, Inc., and several privately held companies.

         Barry Schiffman has been a director of AirGate since 1998. He is president, executive managing director and, chief investment officer and member of the board of JAFCO America Ventures, Inc., a venture capital firm, and has held such position since 1996. From 1994 and until he joined JAFCO, he was a general partner at Weiss, Peck & Greer Venture Partners.

         Thomas M. Dougherty joined AirGate in April 1999. Prior to joining us, Mr. Dougherty was a senior executive of Sprint PCS. Before that, Mr. Dougherty served as Executive Vice President and Chief Operating Officer of Chase Telecommunications, a personal communications services company, from 1996 to 1997. Mr. Dougherty served as President and Chief Operating Officer of Cook Inlet BellSouth PCS, L.P., a start-up wireless communications company, from 1995 to 1996. Prior to October 1995, Mr. Dougherty was Vice President and Chief Operating Officer of BellSouth Mobility DCS Corporation a PCS company.

         W. Chris Blane has been a director of AirGate since 1998. In 1989, Mr. Blane was appointed President of Metrex Corporation which constructed the first fiber optic competitive access network in Atlanta and ultimately merged with MFS Communications Co., now MCI WorldCom, Inc. In 1995, Mr. Blane joined AirLink II, as a Vice President for Business Development as it prepared for the C block PCS auction.

         Thomas D. Body III has been a director of AirGate since 1998. In 1989, Mr. Body was appointed chairman of Metrex Corporation where he oversaw development of the first fiber optic competitive access network in the Atlanta market, which subsequently merged with MFS Communications Co., now MCI WorldCom, Inc. Mr. Body then served as chairman and CEO of MFS-Atlanta as the company built the first large area sonet network in the country. After leaving MFS-Atlanta, he then served as a consultant to MFS until 1994. Mr. Body joined AirLink II as a Vice President for Strategic Development, as it prepared for the C block PCS auction.

         Robert A. Ferchat has been a director of AirGate since October 1999. Mr. Ferchat previously served as the chairman of the board of directors, president and chief executive officer of BCE Mobile Communications a wireless telecommunications company from November 1994 to January 1999. Mr. Ferchat is a director of GST Telecommunications and Brookfield Properties Corp. as well as several companies traded on the Toronto Exchange.

         Robert E. Gourlay our Vice President of Marketing joined AirLink II as Vice President-Marketing as it prepared for the block auction.

         Alan B. Catherall became AirGate's Chief Financial Officer in March 1998 under a contract between AirGate and Tatum CFO Partners. As a partner in Tatum CFO Partners, a financial consulting firm, since 1996, Mr. Catherall has served as chief financial officer or provided consulting services for a variety of clients. Before joining Tatum CFO Partners, Mr. Catherall was chief financial officer of Syncordia Services, a joint venture of MCI and British Telecom, from 1994 to 1996.

         David C. Roberts our Vice President of Engineering and Network Operations joined AirLink II in 1995 as a Vice President-Engineering as it prepared for the C block PCS auction.

         Shelley L. Spencer our Vice President of Law and Secretary joined AirLink II, in 1995 as General Counsel as it prepared for the C block PCS auction.

                             EXECUTIVE COMPENSATION

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended, except as to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

         Compensation Committee Report on Executive Compensation. Under rules established by the SEC, we are required to provide certain data and information regarding the compensation and benefits paid to our Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report from the Board of Directors, which served as the Compensation Committee for the fiscal year ended September 30, 1999, that explains our rationale and considerations in determining the compensation paid to those individuals.

Compensation Committee Report

         Historical Approach. Prior to our public offering of common stock, we had less than 10 executives. The salaries for these executives were generally determined by market standards and earnings history. The current Compensation Committee, which was established after our public offering on October 21, 1999, will utilize various sources of compensation information upon which to base its decisions. The compensation information reviewed will include compensation surveys and peer group analyses. In addition, the Committee will focus on the salary, pay adjustments and benefit packages of other senior executives in the telecommunications industry, with particular attention to other wireless communications corporations.

         In reviewing the compensation package for the executive officers, the Committee will consider a number of factors including asset size, earnings, type of operations, corporate structure, geographic locations and budget considerations. The Committee will be provided with relevant, timely and reliable data regarding compensation.

         Compensation Policies. We expect the Committee to consider the following incentives in setting compensation and benefits and some of the following incentives in determining bonuses:

         .  establishing base salaries at a competitive average;
         . rewarding the achievement of our annual and long term strategic goals;
         . retaining executive officers by offering competitive compensation and benefits at a competitive level with other executives in the wireless communications industry; and
         . providing additional motivation for the executive officers to enhance stockholder value by linking a portion of the compensation package to the performance of our common stock.

         Components of Salary. Compensation is defined as cash remuneration in the form of salary and bonus and non-cash remuneration in the form of stock options.

         1999 Stock Option Plan. On July 28, 1999, our stockholders approved the 1999 Stock Option Plan, under which officers may be granted of stock options. Employees who have worked for us for 12 months prior to the date their options were granted will be able to exercise 25% of their options beginning on July 22, 2000. This percentage will increase in 6.25 percent increments up to 100% at 60 months of employment. Employees who have not worked for us for 12 months prior to the date their options were granted, other than Mr. Dougherty, will be able to exercise 25% of their options 12 months after the date of grant. This percentage will increase in five percent increments up to 100% at 57 months of employment. The Board of Directors believes that stock ownership is a significant incentive in building stockholders' wealth and aligning the interests of employees with those of stockholders. Stock option grants under the 1999 Stock Option Plan were allocated by the Board of Directors based upon past, present and future service to AirGate. The Board of Directors considers the amount of outstanding awards in determining the total annual compensation package. See "-Summary Compensation Table."

         Chief Executive Officer. The Chief Executive Officer's compensation evaluation included consideration of his leadership qualities and experience in the wireless communications industry. Specific accomplishments included his success as a regional president for Sprint PCS which included the successful launch of Sprint PCS service in eighteen major metropolitan areas and his experience as a senior executive in wireless telecommunications.

         The goal of our compensation structure is to be certain that all executives are compensated consistent with the above guidelines and to assure that all reasonable and possible efforts are being exerted to maximize stockholder value. Compensation levels will be reviewed as frequently as necessary to ensure this result.

          The Board of Directors (acting as the Compensation Committee)

                   W. Chris Blane                Thomas M. Dougherty
                   Thomas D. Body III            Barry Schiffman
                   Gill Cogan

         Summary Compensation Table. The following table shows, for the fiscal years ended September 30, 1999 and December 31, 1998, the cash compensation paid by us, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and our five highest paid executive officers who received compensation in excess of $100,000 ("Named Executive Officers").

                                           Summary Compensation Table(1)

                                                                                   Long Term
                                            Annual Compensation               Compensation Awards       Payouts
                                   ------------------------------------------------------------------------------------------------
                                                                 Other      Restricted    Securities
                                                                 Annual       Stock       Underlying       LTIP          All Other
   Name and Principal                Salary                   Compensation    Awards      Options/SARs    Payouts      Compensation
        Position            Year     ($)(1)      Bonus ($)      ($)(4)        ($)(5)          (#)           ($)             ($)
-------------------------- ------- --------------------------------------------------- ---------------------------- ----------------



Thomas M. Dougherty (2)     1999    $ 82,500    $ 71,875(7)     ------      ------        300,000        ------         -------
   President and Chief
   Executive Officer        1998     -------      ------        ------      ------       --------        ------         -------

Thomas D. Body III (3)      1999     120,000      25,550        ------      ------         75,000        ------         -------
   Vice President           1998     120,000      ------        ------      ------        -------        ------         -------

W. Chris Blane              1999     120,000      25,500        ------      ------         75,000        ------         -------
   Vice President of
   Business  Development    1998     120,000      ------        ------      ------        -------        ------         -------

Alan B. Catherall           1999     120,000      75,000        ------      ------         90,000        ------         ------
  Chief Financial
  Officer                   1998     -------      ------        ------      ------        -------        ------         ------

Robert E. Gourlay           1999     120,000      25,900        ------      ------         75,000        ------         -------
   Vice President of
    Marketing               1998     120,000      ------        ------      ------        -------        ------         -------

Shelley L. Spencer          1999     120,000      68,425        ------      ------        115,000        ------         -------
   Vice President of Law
   and Secretary            1998     120,000      ------        ------      ------        -------        ------         -------

Jack R. Kimzey (6)          1999      33,750      33,750        ------      ------        -------        ------         $16,000
   Chief Executive
   Officer                  1998      67,500      ------        ------      ------        -------        ------         -------


----------

(1) Due to the change in our fiscal year from a fiscal year end of December 31 to September 30 the compensation reported for each person listed in the table during both 1998 and 1999 includes an overlap of compensation for the period between September 30, 1998 through December 31, 1998.
(2)  Mr. Dougherty became our Chief Executive Officer on April 15, 1999.
(3)  Mr. Body served as Chief Executive Officer from January 1998 to October
     1998.
(4) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.
(5)  For 1999, the Company had no employee restricted stock plans in existence.
(6) Mr. Kimzey served as Chief Executive Officer from October 1998 to February 1999. Mr. Kimzey resigned in February 1999. From February 15, 1999 to April 15, 1999 Mr. Kimzey was employed as a consultant and received $16,000.

(7) Mr. Dougherty's bonus for the fiscal year ended September 30, 1999 consisted of a cash bonus of $71,875 and options to acquire 10,000 shares of common stock. The exercise price of the options was equal to the fair market value of the common stock on October 21, 1999 and are immediately exercisable.

Employment Agreements

         We have entered into an employment agreement with Thomas M. Dougherty, our Chief Executive Officer. Mr. Dougherty's employment agreement is for a five-year term and provides for an annual base salary of $180,000, with a minimum guaranteed annual increase of $20,000 over the next four years, until April 15, 2004. In addition to his base salary, Mr. Dougherty is eligible to receive an annual bonus up to 50% of his base salary. Mr. Dougherty was awarded options exercisable for 300,000 shares of common stock. Under the agreement, Mr. Dougherty vested in 25% of the awarded stock options on April 15, 1999, with the remaining 75% of the options vesting in 15 equal quarterly installments beginning June 30, 2000. The options that vested on April 15, 1999 are not exercisable until April 15, 2000. If Mr. Dougherty voluntarily terminates his employment prior to April 15, 2000, he will not be entitled to any of the shares underlying the stock options. The exercise price of the stock options granted to Mr. Dougherty is $14.00 per share. In addition, Mr. Dougherty is eligible to participate in all employee benefit plans and policies.

         The employment agreement provides that Mr. Dougherty's employment may be terminated with or without cause, as defined in the agreement, at any time. If Mr. Dougherty is terminated without cause, he is entitled to receive (1) six months base salary, plus one month's salary for each year employed, (2) all stock options vested on the date of termination and (3) six months of health and dental benefits. Mr. Dougherty is not entitled to any compensation or benefits upon voluntary termination or termination for cause. Under the employment agreement, Mr. Dougherty agreed to a restriction on his present and future employment. Mr. Dougherty agreed not to compete in the business of wireless telecommunications either directly or indirectly in our territory during his employment and for a period of 18 months after his employment is terminated.

         Pursuant to a requirement set forth in our management agreement with Sprint PCS, we entered into employment agreements with W. Chris Blane, Thomas D. Body III, Robert E. Gourlay, David C. Roberts, and Shelley L. Spencer as of the completion of the common stock offering. Each of these employees may be terminated with or without cause at any time. The agreements provide that each employee, upon termination, will not compete in the business of wireless telecommunications in our territory or for a period of five years from the date of the execution of our management agreement with Sprint PCS on July 22, 1998. These employment restrictions on having another primary business will not apply when at least one-third of the corporate officers of Sprint and/or Sprint PCS terminate their employment for any reason within one year following a change of control, as defined in the management agreement. In the event that an employee is terminated without cause, we will continue to pay the employee's salary for the remaining term of the agreement or until the non-compete provision expires or is waived by Sprint PCS. In addition to these agreements, we have also entered into an employment agreement with Mark A. Roth. Under his agreement, Mr. Roth agreed not to compete in the business of wireless telecommunications either directly or indirectly in our territory during his employment and for a period of 18 months after his employment is terminated. We expect to enter into an employment agreement with Alan B. Catherall with similar terms.

Option/SAR Grants Table

                                       Option/SAR Grants in Last Fiscal Year
                                                                                          Potential realized
                                                                                          Value at Assumed
                                                                                        Annual Rates of Stock
                                                                                       Price Appreciation for
                                  Number of                                                Option Term (2)
                                  Securities        % of Total                         ------------------------
                                  Underlying         Options     Exercise   Expiration
            Name                  Options(1)         Granted       Price       Date         5%         10%
----------------------------- ------------------- ------------------------- -----------------------------------

Thomas M.  Dougherty.......           300,000           25.6%      $14.00    04/2009     $2,641,357    $6,693,718
W.  Chris Blane............            75,000            6.4        14.00    07/2009        660,339     1,673,430
Thomas D.  Body III........            75,000            6.4        14.00    07/2009        660,339     1,673,430
Alan B. Catherall..........            90,000            7.7        14.00    07/2009        792,407     2,008,115
Robert E.  Gourlay.........            75,000            6.4        14.00    07/2009        660,339     1,673,430
Shelley L.  Spencer........           115,000            9.8        14.00    07/2009      1,012,520     2,565,925

----------
(1) Mr. Dougherty's options will vest 25% on April 15, 1999, with the remaining 75% of the options vesting in 15 equal quarterly installments beginning June 30, 2000. The remaining named executive officers will be able to exercise 25% of their options beginning on July 22, 2000. This percentage will increase in 6.25 percent increments up to 100% at 60 months of employment.
(2) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.

Aggregated Option Exercises and Year-End Option Value Table. The following table sets forth information concerning the value as of September 30, 1999 of options held by the Named Executive Officers.

                                    Aggregated Option Exercises in Last Fiscal
                                           Year and FY-End Option Values

                                            Number of                              Value of
                                      Securities Underlying                      Unexercised
                                       Unexercised Options                   In-the-Money Options
                                     at Fiscal Year-End (1)               at Fiscal Year-End (1)(2)
                                     ----------------------               -------------------------

    Name                            Exercisable/Unexercisable             Exercisable/Unexercisable
---------------------------         -------------------------             -------------------------

Thomas M. Dougherty........               --/300,000                           $--/$3,262,500
W. Chris Blane.............               --/75,000                            $--/$815,625
Thomas D. Body III.........               --/75,000                            $--/$815,625
Alan B. Catherall..........               --/90,000                            $--/$978,750
Robert E. Gourlay..........               --/75,000                            $--/$815,625
Shelley L. Spencer.........               --/115,000                           $--/$1,250,625

----------
(1) No options were exercised by any of the named executive officers as of September 30, 1999.
(2) The values of the unexercised in-the-money options were calculated by multiplying the number of shares of common stock underlying the options by the difference between $ 24.875, which was the closing market price of our common stock on September 30, 1999, and the option exercise price of $14.00.

Stock Performance Graph

         Our common stock did not commence "regular-way" trading on the Nasdaq National Market until the completion of our initial public offering on September 30, 1999. A comparison of our common stock performance for the fiscal year ended September 30, 1999 would not be meaningful, and we have omitted the Stock Performance Graph from this Proxy Statement.

                          CERTAIN RELATED TRANSACTIONS

         From our inception through May 1999, we received financing from affiliates of Weiss, Peck & Greer Venture Partners and affiliates of JAFCO America Ventures, Inc. Mr. Cogan, one of our directors, is managing partner of Weiss, Peck & Greer Venture Partners. Another director, Mr. Schiffman, is president, executive managing director, chief investment officer and a member of the board of JAFCO America Ventures, Inc. In August 1998, we issued $1.8 million of subordinated promissory notes to the Weiss, Peck & Greer Venture Partners affiliated funds. In September 1998, we issued $3.0 million of subordinated promissory notes to the JAFCO America Ventures, Inc. affiliated funds. All of these notes provided for the conversion of the notes into preferred or common stock upon the satisfaction of certain conditions or repayment of the notes one year after their issuance. Repayment of the notes was subordinated to senior secured debt we received in November 1998 from Lucent. We also issued warrants to purchase the preferred stock to the Weiss, Peck & Greer Venture Partners affiliated funds and to the JAFCO America Ventures, Inc. related funds in consideration for their financing. The warrants were to be exercised on the earlier of five years from the date of issuance or an initial public offering. In March, April and May 1999, we received an additional $1.25 million of financing from the Weiss, Peck & Greer Venture Partners affiliated funds and $1.25 million of additional financing from the JAFCO America Ventures, Inc. affiliated funds pursuant to subordinated notes. In May 1999, we consolidated the promissory notes issued to the Weiss, Peck & Greer Venture Partners affiliated funds in 1998 and 1999 for a total of $3.167 million into two subordinated promissory notes that were converted into shares of our common stock concurrently with the completion of our concurrent offerings at a price 48% less than the price of a share of the common stock sold in the common stock offering. The warrants held by the Weiss, Peck & Greer Venture Partners affiliated funds were terminated. In May 1999, we issued warrants to the Weiss, Peck & Greer Venture Partners affiliated funds to purchase shares of common stock for an aggregate price of up to $2.73 million exercisable at a 25% discount to the price of a share of common stock sold in the common stock offering. The warrants are exercisable after the common stock offering for two years from the date of grant. In May 1999, we consolidated the promissory notes issued to the JAFCO America Ventures, Inc. affiliated funds for a total of $4.394 million into subordinated promissory notes that were converted into shares of our common stock concurrently with the completion of our concurrent offerings at a price 48% less than the price of a share of common stock sold in the common stock offering. The warrants held by the JAFCO America Ventures, Inc. affiliated funds were terminated. In connection with the issuance of these convertible notes, the warrants and Weiss, Peck & Greer Venture Partners affiliated funds' existing ownership interest, we entered into registration rights agreements with the Weiss, Peck and Greer Venture Partners affiliated funds and the JAFCO America Ventures, Inc. affiliated funds.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                             DIRECTORS AND OFFICERS

         On December 7, 1999, there were 11,969,734 shares of our common stock outstanding. The following table presents certain information regarding the beneficial ownership of common stock, as of December 2, 1999, with respect to:

         o each person who, to our knowledge, is the beneficial owner of 5% or more of our outstanding common stock;

         o  each of our Directors;

         o  each of the Named Executive Officers; and

         o  all executive officers and Directors as a group.


                                                                              Number of
                                                                               Shares             Percentage
                                                                            Beneficially        of Outstanding
Name and Address of Beneficial Owner(1)                                       Owned(2)           Common Stock
---------------------------------------                                       --------           ------------

Essex Investment Management Company, LLC(3)..........................          1,683,425              14.1%
   125 High Street
   Boston, Massachusetts 02110

Weiss, Peck & Greer Venture Partners affiliated funds(4).............          1,675,842              15.5
   555 California Street, Suite 3130
   San Francisco, California 94104

Thomas M.  Dougherty.................................................                 --                --

W.  Chris Blane(5)...................................................            325,537               2.7

Alan B. Catherall....................................................              1,000               *

Robert E.  Gourlay(6)................................................            191,451               1.6

Barry Schiffman(7)...................................................            511,686               4.3

Gill Cogan(8)........................................................          1,675,842              14.0

Shelley L.  Spencer(9)...............................................             87,331               *

Thomas D.  Body III..................................................            320,537               2.7

David C. Roberts.....................................................            140,339               1.2

                                                                              Number of
                                                                               Shares             Percentage
                                                                            Beneficially        of Outstanding
Name and Address of Beneficial Owner(1)                                       Owned(2)           Common Stock
---------------------------------------                                       --------           ------------

Robert A. Ferchat....................................................                 --                --

All executive officers and directors as a group
   (11 persons)......................................................          3,234,155              28.4

----------
(Footnotes on following page)
 *   Less than one percent.
(1) Except as indicated, the address for each executive officer and director is Harris Tower 233 Peachtree Street, N.E. Suite 1700 Atlanta, Georgia 30303.
(2) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act. A person is deemed to be the beneficial owner of shares of common stock if such person has or shares voting or investment power with respect to such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(3) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on November 9, 1999.
(4) Includes 214,413 shares of common stock issuable upon exercise of presently exercisable warrants issued to the Weiss, Peck & Greer Venture Partners affiliated funds.
(5) Includes 305,000 shares of common stock directly held by Mr. Blane, 16,537 shares of common stock held by Mr. Blane's spouse and 4,000 shares of common stock held by his children.
(6) Consists of 191,451 shares of common stock that Mr. Gourlay is deemed to beneficially own as a general partner of Robert E. Gourlay & Associates, LP. Mr. Gourlay's address is 8734 Oakthorpe Drive, Charlotte, North Carolina 28277.
(7) Includes 511,686 shares of common stock Mr. Schiffman is deemed to beneficially own as president, chief investment officer and a member of the board of directors of JAFCO America Ventures, Inc. Mr. Schiffman's address is 505 Hamilton Avenue, Suite 310, Palo Alto, California 94301.
(8) Consists of 1,675,842 shares of common stock that Mr. Cogan is deemed to beneficially own as managing partner of Weiss, Peck & Greer Venture Partners. Mr. Cogan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Weiss, Peck & Greer Venture Partners affiliated funds. Mr. Cogan's address is 555 California Street, Suite 3130, San Francisco, California 94104.
(9) Includes 86,931 shares directly held by Ms. Spencer and 400 shares held by her spouse.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The rules of the Securities and Exchange Commission require us to disclose late filings of stock transaction reports by our executive officers and Directors and any other person who holds more than ten percent of our common stock. Based solely on a review of reports received by us and written representations from our executive officers and directors that no other reports were required to be filed the Company believes that all Section 16(a) filing requirements have been met during the 1999 fiscal year, except for one report which was filed late by Mr. Catherall which reflected a single transaction in our common stock.

                              STOCKHOLDER PROPOSALS

         To be considered for inclusion in our proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2001 a stockholder proposal must be received by the Corporate Secretary at the Company's principal executive offices not later than August 18, 2000. Any such proposal will be subject to Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         Our Bylaws provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Corporate Secretary not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely notice by the stockholder must be received not later than the close of business on the tenth day following the date on which our notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on our records of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of common stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business.

                                 OTHER BUSINESS

         The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the accompanying Notice of Annual Meeting of Stockholders. If, however, other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent in accordance with their best judgment.

         A copy of our annual report on Form 10-K (without exhibits) for the nine months ended September 30, 1999, as filed with the Securities and Exchange Commission, which includes our annual report, will be furnished to stockholders with this proxy statement.


                                       By Order of the Board of Directors

                                       /s/ Thomas M. Dougherty

                                       Thomas M. Dougherty
                                       President and
                                       Chief Executive Officer


Atlanta, Georgia
December 16, 1999


           YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                 REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
                    RETURN THE ACCOMPANYING PROXY CARD IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE.

                                REVOCABLE PROXY
                               AIRGATE PCS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS

                               JANUARY 21, 2000
                        1:00 P.M. EASTERN STANDARD TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints the official proxy committee of the Board of Directors of AirGate PCS Inc. ("AirGate"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of AirGate which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on January 21, 2000, at 1:00 p.m. Eastern Standard Time, at the Marriott Marquis, 265 Peachtree Center Avenue, N.E., Atlanta, Georgia, and at any and all adjournments thereof, as set forth on the reverse side.

        This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the nominees as Directors specified and FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgement. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
               -------------------------------------------------
                           --FOLD AND DETACH HERE--

[X] Please mark your votes as indicated

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES AND "FOR" EACH OF THE PROPOSALS.

1. The election as Directors of all nominees listed (except as marked to the contrary below).

                                             VOTE
                         FOR               WITHHELD

                         [ ]                 [ ]

                Gill Cogan and Barry Schiffman

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:


--------------

The undersigned acknowledges receipt from AirGate prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated December 16, 1999 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Stockholder                                   Date
                        ------------------------------         ----------

Signature of Stockholder                                   Date
                        ------------------------------         ----------

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

               ------------------------------------------------
                           --FOLD AND DETACH HERE--



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